	Investor Contact:	Randy Atkinson
(954) 308-7639
randalatkinson@spherion.com

	Media Contact:	Kip Havel
FOR IMMEDIATE RELEASE		(800) 422-3819
kiphavel@spherion.com
SPHERION ANNOUNCES FOURTH QUARTER AND FULL YEAR 2007 FINANCIAL RESULTS
     FORT LAUDERDALE, Fla., February 11, 2008 — Spherion Corporation (NYSE: SFN) today announced financial results for the fourth quarter ended December 30, 2007.
     Spherion President and Chief Executive Officer Roy Krause commented, “2007 was a pivotal year for Spherion. The Company successfully grew both revenues and earnings in a staffing and recruiting market that was generally difficult. The performance reflects our focused business strategy and operational execution. Fourth quarter revenues grew on an organic basis 3.1% and adjusted earnings per share from continuing operations grew 33%. Additionally, as recently announced, we have completed the integration of Todays Staffing and a significant portion of the Technisource integration and are excited about the contributions that both of these businesses will make to our 2008 performance.”
FINANCIAL HIGHLIGHTS
•	Fourth quarter 2007 revenues were 17% higher year over year, $582 million compared with $498 million last year.

•	Earnings from continuing operations in the fourth quarter were $10.0 million, or $0.18 per share, compared with $10.3 million, or $0.18 per share, in the prior year.

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•	Adjusted earnings from continuing operations in the fourth quarter of 2007 were $11.1 million, or $0.20 per share compared with adjusted earnings in the same prior year period of $8.5 million, or $0.15 per share. Adjusted earnings from continuing operations exclude acquisition integration costs, a charge related to the bankruptcy of a vendor manager, and in the prior year certain tax credits and other items.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter reached $20.8 million, or 3.6% of revenue, compared with $18.3 million or 3.7% of revenue in the fourth quarter last year.

•	Revenues for the 2007 full year were $2.0 billion, up from revenues for the same period in 2006 of $1.9 billion. Earnings from continuing operations for the 2007 full year were up 31% to $29.1 million, or $0.51 per share, compared with $22.3 million, or $0.39 per share, for the same period in 2006. Net earnings were $25.3 million, or $0.44 per share, for full year 2007, compared with $54.7 million, or $0.95 per share, in 2006.
     Krause continued, “In 2007 we made significant progress growing the higher margin areas of our business including specialty administrative services, professional services and recruitment process outsourcing. The fourth quarter addition of Todays Staffing and Technisource continues our strategy of expanding margins and increasing market share in targeted markets. We are excited about the prospects of this strategy and believe it will be successful even as we proceed through this period of economic uncertainty.”
OPERATING PERFORMANCE
     Within Staffing Services, revenues were up 14.6%; 3.2% on an organic basis. Targeted small and mid-sized accounts increased 20.4%; 2.7% on an organic basis. Gross profit margins were 19.9% in the fourth quarter of 2007 compared with 20.6% in the fourth quarter of 2006 and were down primarily due to less improvement in prior year workers’ compensation trends and a higher seasonal ramp in large account business.

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These margin impacts were partially offset by improvements in managed services due to recruitment process outsourcing expansion and higher permanent placement. Selling, general and administrative expenses were $73.1 million and decreased to 17.1% of revenue in the fourth quarter of 2007 compared with $65.7 million or 17.6% of revenue last year. Segment operating profit was $12.1 million, $12.7 million excluding the impact of the vendor manager bankruptcy or 3.0% of revenue in the fourth quarter of 2007, compared with $11.1 million or 3.0% of revenue in the fourth quarter of 2006.
     Within Professional Services, revenues were up 23.2%; 2.7% on an organic basis. Gross profit margins in the fourth quarter of 2007 were 32.0%, compared with 33.3% in the prior year reflecting a lower mix of permanent placement revenues partially offset by improvement in pricing. Selling, general and administrative expenses of $41.3 million decreased to 26.7% of revenue in the fourth quarter of 2007 compared with $35.7 million or 28.5% of revenue in the fourth quarter last year. Segment operating profit was $8.1 million, $8.6 million excluding the impact of the vendor manager bankruptcy or approximately 5.6% of revenue in the fourth quarter of 2007, compared with $6.0 million or approximately 4.8% of revenue in the same period last year.
OTHER ITEMS
     During 2007, the Company generated EBITDA of $69.0 million, a 27.7% increase over 2006. The Company had net debt of $92.9 million and availability on its credit facilities of $105 million at the end of the year. Capital expenditures during the fourth quarter were $2.3 million, and full year capital expenditures were $8.3 million.
The Company purchased 100,000 shares of its common stock during the fourth quarter of 2007 at an average price of $7.49 per share. For the full year, the Company purchased a total of 1,177,200 shares at an average price of $8.69 per share. The Company also recently announced that its Board of Directors authorized the repurchase of up to $25 million of the Company’s outstanding common stock.

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OUTLOOK
     Krause commented, “We are focused on growing our Company as we continue to change the customer and business mix toward higher margin services across the business. Based on recent trends, the Company anticipates revenue for the first quarter will be between $585 and $600 million, reflecting organic growth of about 1% to 3% over the prior year. Adjusted earnings from continuing operations are expected to be between $0.07 and $0.11 per share, assuming a 40% effective tax rate, and excluding one time costs of $1.0 million related to the recent acquisitions. Earnings from continuing operations inclusive of the one time costs are expected to be between $0.06 and $0.10 per share.”
ABOUT SPHERION
     Spherion Corporation (NYSE:SFN) is a leading recruiting and staffing company that provides integrated solutions to meet the evolving needs of companies and job candidates. As an industry pioneer for more than 60 years, Spherion has sourced, screened and placed millions of individuals in temporary, temp-to-hire and full-time jobs.
     With approximately 700 locations in the United States and Canada, Spherion delivers innovative workforce solutions that improve business performance. Spherion provides its services to more than 8,000 customers, from Fortune 500 companies to a wide range of small and mid-size organizations. Employing more than 300,000 people annually through its network, Spherion is one of North America’s largest employers. Spherion operates under the following brands: Spherion Staffing Services Group for administrative, clerical and light industrial workers; Technisource for technology professionals and solutions; The Mergis Group for accounting and finance

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and other professional positions; Todays Staffing for specialty administrative personnel and Spherion Recruitment Process Outsourcing. To learn more, visit www.spherion.com
     This release contains statements that are forward looking in nature and, accordingly, are subject to risks and uncertainties. Factors that could cause future results to differ from current expectations include risks associated with: Competition — our business operates in highly competitive markets with low barriers to entry; Economic conditions — any significant economic downturn could result in lower revenues or a significant reduction in demand from our customers may result in a material impact on the results of our operations; Corporate strategy — we may not achieve the intended effects of our business strategy; Termination provisions — certain contracts contain termination provisions and pricing risks; Failure to perform — our failure or inability to perform under customer contracts could result in damage to our reputation and give rise to legal claims; Disposition of businesses — the disposition of businesses previously sold may create contractual liabilities associated with indemnifications provided; Business interruptions — natural disasters or failures with hardware, software or utilities could adversely affect our ability to complete normal business processes; Tax filings — regulatory challenges to our tax filing positions could result in additional taxes; Personnel — our business is dependent upon the availability of qualified personnel and we may lose key personnel which could cause our business to suffer; Litigation — we may be exposed to employment—related claims and costs and we are a defendant in a variety of litigation and other actions from time to time; Common stock — the price of our common stock may fluctuate significantly, which may result in losses for our investors; Government Regulation — government regulation may increase our costs; International operations — we are subject to business risks associated with our operations in Canada which could make those operations more costly; Integrating acquisitions — managing or integrating any future acquisitions may strain our resources; and Debt compliance — failure to meet certain covenant requirements under our credit facility could impact part or all of our availability to borrow. These and additional factors discussed in this release and in Spherion’s filings with the Securities and Exchange Commission could cause the Company’s actual results to differ materially from any projections contained in this release .
     Spherion Corporation prepares its financial statements in accordance with generally accepted accounting principles (GAAP). Organic revenue growth is a non-GAAP financial measure, which includes pro-forma revenues impacted by acquired companies. Adjusted earnings from continuing operations is a non-GAAP financial measure, which excludes certain non-operating related charges and gains. Items excluded from the calculation of adjusted earnings from continuing operations include certain 2006 work opportunity tax credits due to a late year retroactive law change , interest expense related to adjustment of the Canadian purchase liability, a vendor manager bankruptcy charge, and restructuring and other charges related to acquisitions. EBITDA from continuing operations is a non-GAAP financial measure which excludes interest, taxes, depreciation and amortization from earnings from continuing operations. Organic growth, adjusted earnings and EBITDA from continuing operations

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are key measures used by management to evaluate its operations. Management includes revenues prior to acquisition date for acquired companies in the organic revenue growth calculation in order to evaluate the Company’s operating performance. Organic growth, adjusted earnings and EBITDA from continuing operations should not be considered measures of financial performance in isolation or as an alternative to revenue growth or earnings from continuing operations or net earnings (loss) as determined in the Statement of Earnings in accordance with GAAP, and, as presented, may not be comparable to similarly titled measures of other companies, and therefore this measure has material limitations. Items excluded from adjusted earnings from continuing operations are significant components in understanding and assessing financial performance.

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SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Three Months Ended
	December 30,	December 31,
	2007	2006
Revenues (1)	$581,600	$498,270
Cost of services (2)	446,999	379,729

Gross profit	134,601	118,541

Selling, general and administrative expenses	119,328	105,781
Interest expense	1,155	494
Interest income	(869)	(989)
Restructuring and other charges	700	126

	120,314	105,412

Earnings from continuing operations before income taxes	14,287	13,129
Income tax expense	(4,270)	(2,869)

Earnings from continuing operations	10,017	10,260
(Loss) earnings from discontinued operations, net of tax	(250)	29,549

Net earnings	$9,767	$39,809

Earnings per share, Basic and Diluted *:
Earnings from continuing operations	$0.18	$0.18
Earnings from discontinued operations	—	0.52

	$0.17	$0.70

Weighted-average shares used in computation of earnings per share:
Basic	55,972	56,557
Diluted	56,633	56,936

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

*	Earnings per share amounts are calculated independently for each component and may not add due to rounding.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(unaudited, in thousands, except per share amounts)

	Twelve Months Ended
	December 30,	December 31,
	2007	2006
Revenues (1)	$2,017,114	$1,922,735
Cost of services (2)	1,539,128	1,475,656

Gross profit	477,986	447,079

Selling, general and administrative expenses	431,695	415,415
Interest expense	3,746	1,965
Interest income	(4,631)	(4,055)
Restructuring and other charges (credits)	700	(177)

	431,510	413,148

Earnings from continuing operations before income taxes	46,476	33,931
Income tax expense	(17,339)	(11,608)

Earnings from continuing operations	29,137	22,323
(Loss) earnings from discontinued operations, net of tax	(3,871)	32,359

Net earnings	$25,266	$54,682

Earnings per share-Basic:
Earnings from continuing operations	$0.52	$0.39
(Loss) earnings from discontinued operations	(0.07)	0.57

	$0.45	$0.96

Earnings per share-Diluted:
Earnings from continuing operations	$0.51	$0.39
(Loss) earnings from discontinued operations	(0.07)	0.56

	$0.44	$0.95

Weighted-average shares used in computation of earnings per share:
Basic	56,234	57,212
Diluted	56,893	57,784

(1)	Includes sales of all company-owned and licensed offices and royalties on sales of franchised offices.

(2)	Gross profit is revenues less temporary employee wages, employment related taxes such as FICA, federal and state unemployment taxes, medical and other insurance for temporary employees, workers’ compensation, benefits, billable expenses and other direct costs.

SPHERION CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands, except share data)

	December 30,	December 31,
	2007	2006
Assets
Current Assets:
Cash and cash equivalents	$15,324	$54,640
Receivables, less allowance for doubtful accounts of $6,523 and $3,354, respectively	347,908	274,185
Deferred tax asset	13,413	11,462
Insurance deposit	6,986	24,501
Other current assets	22,606	16,414

Total current assets	406,237	381,202
Goodwill	146,584	49,703
Property and equipment, net of accumulated depreciation of $118,820 and $93,723, respectively	79,354	87,291
Deferred tax asset	102,024	122,867
Trade names and other intangibles, net	76,776	271
Insurance deposit	11,259	25,177
Other assets	22,584	26,876

	$844,818	$693,387

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable and other accrued expenses	$79,779	$78,368
Accrued salaries, wages and payroll taxes	78,850	59,062
Revolving lines of credit	84,971	—
Accrued insurance reserves	19,174	22,368
Accrued income tax payable	1,042	3,512
Current portion of long-term debt and other short-term borrowings	1,064	2,068
Other current liabilities	16,419	8,555

Total current liabilities	281,299	173,933
Long-term debt, net of current portion	22,148	2,377
Accrued insurance reserves	20,501	20,292
Deferred compensation	17,287	18,984
Other long-term liabilities	2,923	6,659

Total liabilities	344,158	222,245

Stockholders’ Equity:
Preferred stock, par value $0.01 per share; authorized, 2,500,000 shares; none issued or outstanding	—	—
Common stock, par value $0.01 per share; authorized, 200,000,000; issued 65,341,609 shares	653	653
Treasury stock, at cost, 9,443,034 and 8,777,220 shares, respectively	(83,681)	(77,856)
Additional paid-in capital	848,628	844,735
Accumulated deficit	(273,393)	(300,060)
Accumulated other comprehensive income	8,453	3,670

Total stockholders’ equity	500,660	471,142

	$844,818	$693,387

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share amounts)

	Management
	Guidance
	Three Months Ended	Three Months Ended		Twelve Months Ended
	March 30,	December 30,	December 31,	December 30,	December 31,
	2008	2007	2006	2007	2006
Adjusted earnings from continuing operations		$11,146	$8,530	$32,612	$21,876
Work Opportunity Tax Credit and other credits		—	1,481	—	—
Adjustment of Canadian Purchase Liability		—	—	(2,346)	—
Vendor management bankruptcy charge, net of tax		(703)	—	(703)	—
Restructuring and other charges, net of tax benefit (expense)		(426)	249	(426)	447

Earnings from continuing operations		10,017	10,260	29,137	22,323

(Loss) earnings from discontinued operations, net of tax		(250)	29,549	(3,871)	32,359

Net earnings		$9,767	$39,809	$25,266	$54,682

Per share-Diluted amounts:
Adjusted earnings from continuing operations	$0.07 to $0.11	$0.20	$0.15	$0.57	$0.38
Work Opportunity Tax Credit and other credits	—	—	0.03	—	—
Adjustment of Canadian Purchase Liability	—	—	—	(0.04)	—
Vendor management bankruptcy charge, net of tax	—	(0.01)	—	(0.01)	—
Restructuring and other charges, net of tax benefit (expense)	(0.01)	(0.01)	—	(0.01)	0.01

Earnings from continuing operations	$0.06 to $0.10	0.18	0.18	0.51	0.39

(Loss) earnings from discontinued operations, net of tax		—	0.52	(0.07)	0.56

Net earnings *		$0.17	$0.70	$0.44	$0.95

Diluted weighted-average shares used in computation of earnings per share		56,633	56,936	56,893	57,784

*	Earnings per share amounts are calculated independently for each component and may not add due to rounding.
RECONCILIATION OF EBITDA TO EARNINGS FROM CONTINUING OPERATIONS

	Three Months Ended		Twelve Months Ended
	December 30,	December 31,	December 30,	December 31,
	2007	2006	2007	2006
EBITDA from continuing operations	$20,798	$18,348	$69,000	$54,039
Interest income	869	989	4,631	4,055
Interest expense	(1,155)	(494)	(3,746)	(1,965)
Depreciation and amortization	(6,225)	(5,714)	(23,409)	(22,198)

Earnings from continuing operations before income taxes	14,287	13,129	46,476	33,931

Income tax expense	(4,270)	(2,869)	(17,339)	(11,608)

Earnings from continuing operations	$10,017	$10,260	$29,137	$22,323

EBITDA as a percentage of revenue	3.6%	3.7%	3.4%	2.8%

SPHERION CORPORATION AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION
(unaudited)
RECONCILIATION OF YEAR-OVER-YEAR REVENUE GROWTH RATE

	Three Months Ended			Twelve Months Ended
	December 30, 2007			December 30, 2007
	Total Company	Staffing Services	Professional Services	Total Company	Staffing Services	Professional Services
Organic revenue growth rate	3.1%	3.2%	2.7%	0.4%	0.1%	0.9%
Revenue growth rate contributed from acquisitions	13.6%	11.4%	20.5%	4.5%	2.8%	9.7%

GAAP revenue growth rate	16.7%	14.6%	23.2%	4.9%	2.9%	10.6%

	Three Months Ended December 30, 2007
	Revenue Growth Rate by Skill			Revenue Growth Rate by Service
Staffing Services	Total Staffing	Clerical	Light Industrial	Total Staffing	Permanent Placment	Temporary Staffing	Managed Services
Organic revenue growth rate	3.2%	(1.5)%	11.9%	3.2%	3.7%	2.2%	11.8%
Revenue growth rate contributed from acquisitions	11.4%	16.3%	2.2%	11.4%	15.3%	12.7%	0.0%

GAAP revenue growth rate	14.6%	14.8%	14.1%	14.6%	19.0%	14.9%	11.8%

	Twelve Months Ended December 30, 2007
	Revenue Growth Rate by Skill			Revenue Growth Rate by Service
Staffing Services	Total Staffing	Clerical	Light Industrial	Total Staffing	Permanent Placment	Temporary Staffing	Managed Services
Organic revenue growth rate	0.1%	(1.3)%	3.0%	0.1%	4.8%	(0.8)%	7.1%
Revenue growth rate contributed from acquisitions	2.8%	3.8%	0.6%	2.8%	1.8%	3.1%	0.0%

GAAP revenue growth rate	2.9%	2.5%	3.6%	2.9%	6.6%	2.3%	7.1%

	Three Months Ended December 30, 2007
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
Professional Services	Total Professional	Information Technology	Finance & Accounting	Other	Total Professional	Permanent Placment	Temporary Staffing
Organic revenue growth rate	2.7%	1.8%	2.2%	11.5%	2.7%	(8.7)%	3.6%
Revenue growth rate contributed from acquisitions	20.5%	29.1%	4.2%	0.0%	20.5%	7.2%	22.4%

GAAP revenue growth rate	23.2%	30.9%	6.4%	11.5%	23.2%	(1.5)%	26.0%

	Twelve Months Ended December 30, 2007
	Revenue Growth Rate by Skill				Revenue Growth Rate by Service
Professional Services	Total Professional	Information Technology	Finance & Accounting	Other	Total Professional	Permanent Placment	Temporary Staffing
Organic revenue growth rate	0.9%	(0.4)%	4.7%	6.7%	0.9%	1.5%	0.9%
Revenue growth rate contributed from acquisitions	9.7%	13.6%	0.6%	0.0%	9.7%	3.6%	10.4%

GAAP revenue growth rate	10.6%	13.2%	5.3%	6.7%	10.6%	5.1%	11.3%

SPHERION CORPORATION AND SUBSIDIARIES
SEGMENT INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	December 30,	December 31,	September 30,	December 30,	December 31,
	2007	2006	2007	2007	2006

Revenues:
Staffing Services	$427,091	$372,832	$362,262	$1,472,236	$1,430,062
Professional Services	154,509	125,438	132,906	544,878	492,673

Segment revenue	$581,600	$498,270	$495,168	$2,017,114	$1,922,735

Gross profit:
Staffing Services	$85,202	$76,764	$73,855	$296,303	$285,537
Professional Services	49,399	41,777	45,149	181,683	161,542

Segment gross profit	$134,601	$118,541	$119,004	$477,986	$447,079

Segment SG&A
Staffing Services	$(73,120)	$(65,672)	$(61,933)	$(260,844)	$(261,410)
Professional Services	(41,324)	(35,748)	(38,958)	(153,452)	(138,263)

Segment SG&A	$(114,444)	$(101,420)	$(100,891)	$(414,296)	$(399,673)

Segment operating profit:
Staffing Services	$12,082	$11,092	$11,922	$35,459	$24,127
Professional Services	8,075	6,029	6,191	28,231	23,279

Segment operating profit	20,157	17,121	18,113	63,690	47,406

Unallocated corporate costs	(4,016)	(4,315)	(3,876)	(15,993)	(15,541)
Amortization of intangibles	(868)	(46)	(290)	(1,406)	(201)
Interest expense	(1,155)	(494)	(259)	(3,746)	(1,965)
Interest income	869	989	1,285	4,631	4,055
Restructuring and other charges	(700)	(126)	—	(700)	177

Earnings from continuing operations before income taxes	$14,287	$13,129	$14,973	$46,476	$33,931

MEMO:

Gross profit margin:
Staffing Services	19.9%	20.6%	20.4%	20.1%	20.0%
Professional Services	32.0%	33.3%	34.0%	33.3%	32.8%
Total Spherion	23.1%	23.8%	24.0%	23.7%	23.3%

Segment SG&A:
Staffing Services	17.1%	17.6%	17.1%	17.7%	18.3%
Professional Services	26.7%	28.5%	29.3%	28.2%	28.1%
Total Spherion	19.7%	20.4%	20.4%	20.5%	20.8%

Segment operating profit margin:
Staffing Services	2.8%	3.0%	3.3%	2.4%	1.7%
Professional Services	5.2%	4.8%	4.7%	5.2%	4.7%
Total Spherion	3.5%	3.4%	3.7%	3.2%	2.5%

Supplemental Cash Flow Information:
Operating cash flow	$19,881	$26,121	$11,232	$56,144	$46,085
Capital expenditures	$2,292	$5,782	$2,051	$8,298	$22,677
Depreciation and amortization	$6,225	$5,714	$5,637	$23,409	$22,198
DSO	50	50	53	50	50

SPHERION CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL FINANCIAL INFORMATION
(unaudited, dollar amounts in thousands)

	Three Months Ended			Twelve Months Ended
	December 30, 2007	December 31, 2006	September 30, 2007	December 30, 2007	December 31, 2006
Staffing Services
Revenue by Skill:
Clerical	$264,668	$230,530	$219,546	$920,558	$897,746
Light Industrial	162,423	142,302	142,716	551,678	532,316

Segment Revenue	$427,091	$372,832	$362,262	$1,472,236	$1,430,062

Revenue by Service:
Temporary Staffing	$371,012	$323,000	$309,739	$1,259,411	$1,231,301
Managed Services	50,254	44,938	46,480	189,574	176,944
Permanent Placement	5,825	4,894	6,043	23,251	21,817

Segment Revenue	$427,091	$372,832	$362,262	$1,472,236	$1,430,062

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	17.1%	18.3%	17.3%	17.0%	17.3%
Managed Services	31.9%	28.7%	30.4%	30.9%	29.0%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Staffing Services	19.9%	20.6%	20.4%	20.1%	20.0%

Professional Services
Revenue by Skill:
Information Technology	$107,847	$82,413	$87,053	$362,569	$320,389
Finance & Accounting	27,503	25,840	26,980	109,712	104,225
Other	19,159	17,185	18,873	72,597	68,059

Segment Revenue	$154,509	$125,438	$132,906	$544,878	$492,673

Revenue by Service:
Temporary Staffing	$141,966	$112,710	$119,071	$489,713	$440,170
Permanent Placement	12,543	12,728	13,835	55,165	52,503

Segment Revenue	$154,509	$125,438	$132,906	$544,878	$492,673

Gross Profit Margin by Service:
(As % of Applicable Revenue)
Temporary Staffing	26.0%	25.8%	26.3%	25.8%	24.8%
Permanent Placement	100.0%	100.0%	100.0%	100.0%	100.0%
Total Professional Services	32.0%	33.3%	34.0%	33.3%	32.8%